UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2019

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KDMN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2019, the Board of Directors of Kadmon Holdings, Inc. (the “Company”) approved the appointment of Gregory S. Moss, Esq. to the position of Executive Vice President, General Counsel and Corporate Secretary of the Company.  Mr. Moss will also serve as the Company’s Chief Compliance Officer.

Mr. Moss joined the Company in 2012 and from 2015 until August 30, 2019, served as its Senior Vice President, Deputy General Counsel. Mr. Moss previously served as Acting General Counsel and Compliance Officer of MeiraGTx Limited (now MeiraGTx Holdings plc) (Nasdaq: MGTX) (“MGTX”) and as a member of the Board of Directors of MGTX until June 2019.  Prior to joining the Company, Mr. Moss worked as a solicitor in the Corporate Risk practice group of one of Australia’s leading law firms and at a boutique legal practice and hedge fund in New York City.  Mr. Moss holds a Bachelor of Arts and Bachelor of Laws (BA/LLB) from Macquarie University, Sydney, Australia.

Prior to the appointment of Mr. Moss described above, on August 30, 2019, Steven N. Gordon, Esq. notified the Company that he would be resigning from his role as Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer, and Corporate Secretary of the Company, effective immediately, in order to pursue other opportunities.  In connection with his departure, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Gordon.  In consideration for the releases provided by Mr. Gordon in the Separation Agreement, and for his compliance with certain confidentiality, cooperation and other obligations, the Separation Agreement provides that Mr. Gordon will receive, among other things: (i) aggregate cash payments (including reimbursement of certain of Mr. Gordon’s expenses) of $900,000 over 18 months, (ii) accelerated vesting with respect to all outstanding stock options and appreciation rights covering the Company’s common stock that are subject to time-based vesting requirements and would have otherwise vested had Mr. Gordon continued to be employed by the Company, (iii) an extension of the exercise period of Mr. Gordon’s options and appreciation rights to acquire Company common stock to a total of 24 months and (iv) payment of continuing COBRA coverage for a period of 18 months.

The foregoing is a summary description of certain terms of the Separation Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Item 7.01	Regulation FD Disclosure.

On August 30, 2019, the Company issued a press release announcing Mr. Moss’s appointment as its Executive Vice President, General Counsel and Corporate Secretary.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 30, 2019, issued by Kadmon Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: August 30, 2019	/s/ Harlan W. Waksal
Harlan W. Waksal
President and Chief Executive Officer